EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

We hereby consent to the incorporation by reference, into this Registration Statement on Form S-1 of Legend Oil and Gas, Ltd. (the “Company”), of our report dated March 1, 2012, which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ InSite Petroleum Consultants Ltd.

Calgary, Alberta

June 1, 2012